TERMINATION AND MODIFICATION AGREEMENT


     This Termination and Modification Agreement is made as of September 28, 1998 between Cavion Technologies, Inc., a Colorado corporation (the "Company"), the investors listed on the SCHEDULE OF INVESTORS attached hereto (the "Investors"), the founding shareholders listed on the SCHEDULE OF FOUNDERS attached hereto (the "Founders"), and David J. Selina ("Selina").

     Pursuant to the Investment Agreement dated as of August 1, 1996, the Investors provided letters of credit and certificates of deposit (the "Investor Collateral") as security for the Company's $600,000 credit facility (the "Credit Facility") with US Bank, fka Colorado National Bank (the "Lending Bank"), and received stock in the Company. The Investors also were granted additional rights with respect to the Company and its other shareholders under the Investment Agreement, a Put Agreement between the Company and the Investors (the "1996 Put Agreement"), a Share Escrow Agreement between the Company, the Investors, and Norwest Bank Colorado (as escrow agent), a Subordination Agreement between the Company and its other shareholders, and (in the case of one investor) an Advisor's Option Agreement, each of which was dated as of August 1, 1996.

     As of May 28, 1998, the Company entered into a Bridge Loan Agreement with certain of the Investors (the "Bridge Lenders"). As shown on the SCHEDULE OF INVESTORS, each of the Bridge Lenders received a Senior Promissory Note earning interest at the rate of 42% per annum, shares of nonvoting common stock of the Company, and a Put Agreement giving the Bridge Lenders the right to sell the shares back to the Company for $7.00 per share (the "Bridge Put Agreement"). As of May 28, 1998, the Company entered into an Additional Bridge Loan Agreement with certain employees, including Selina. Each of the Additional Bridge Lenders also received a Senior Promissory Note, shares of nonvoting common stock of the Company, and a Put Agreement (the "Additional Bridge Put Agreement").

     The Company plans to sell substantially all of its assets and certain liabilities to Network Acquisitions, Inc. (the "NAI transaction"). Following the sale, the holders of Company voting common stock will receive an aggregate of 352,941 shares of NAI Class A common stock, and the holders of Company nonvoting common stock will receive an aggregate of 28,648 shares of NAI class B common stock. As a condition to closing of the NAI transaction, the Company and the Investors have agreed to termination of the Investment Agreement and certain modifications to the Bridge Loan Agreement and the Credit Facility, on the terms contained in this agreement.

     In consideration of the NAI transaction and the mutual covenants contained in this agreement, it is agreed as follows:

1.   Upon closing of the NAI transaction, the Investment
     Agreement, the 1996 Put Agreement, the Subordination Agreement and the Advisor's Option Agreement will terminate without further action of the parties. The Investors will continue to have reimbursement rights as described in the following section.

2.   Any notice from the Lending Bank of default on the Credit
     Facility or of a draw on the Investor Collateral will be provided to the Investors contemporaneously with the Company. If the Lending Bank draws on the Investor Collateral, the Company will reimburse the Investors for the amount of the draws, immediately upon receiving notice of such draws from the Investors.

3.   Upon closing of the NAI transaction, the Share Escrow
     Agreement will be revised according to the Amendment to Share Escrow Agreement dated as of the date hereof, without further action of the parties. The Share Escrow Agreement will continue to apply to an equivalent number of shares owned by the Founders, as shown in the SCHEDULE OF FOUNDERS.

4. If the Lending Bank draws on the Investor Collateral and the Company fails to reimburse the Investors within 60 days after receiving notice from the Investors, any Investor may give a Default Notice to the Escrow Agent under the Share Escrow Agreement, with copies to the Founders, and the Escrowed Shares will be returned to the Company's treasury. If the Lending Bank releases the Investor Collateral without making a draw, or if the Investors are reimbursed, any Founder may give a Termination Notice to the Escrow Agent, with copies to the Investors, and the Escrowed Shares will be returned to the Founders. The terms "Escrowed Shares", "Default Notice" and "Termination Notice" are defined in the Share Escrow Agreement, as amended.

5. Upon closing of the NAI transaction, (a) all debt obligations of the Company to Craig E. Lassen that are deferred in connection with the NAI transaction will be subordinated to payment of the Credit Facility, and (b) all obligations of the Company to Selina in connection with the Additional Bridge Loan Agreement (including principal, interest and the Additional Bridge Put Agreement, as amended in connection with the NAI transaction) will be subordinated to payment of the Credit Facility. The amounts described in the preceding sentence will not be paid until the Credit Facility has been paid in full.

6. Following the closing of the NAI transaction, the Company plans to distribute to its existing voting shareholders certain interests in the warrant to purchase common stock of Convergent Communications, Inc. currently held by the Company (the "Convergent warrants"). Each Founder agrees that if he exercises Convergent warrants received from the Company and sells the resulting Convergent stock, his Net Profit (as defined below) will be held in trust for the Investors as described in this section. If the Lending Bank draws on the Investor Collateral and the Company fails to reimburse the Investors within 60 days after receiving notice from the Investors, all Net Profit of the Founders will be paid pro rata to the 1996 investors (to the extent of their lost collateral). For this purpose, "Net Profit" is defined as the proceeds of sale of the Convergent stock less the Cost of Exercise. The "Cost of Exercise" is defined as the sum of (1) the exercise price under the Convergent warrants, (2) a return on the exercise price from the date of exercise to the date of sale of 10% per annum (or, if higher, the interest and fees paid on any funds borrowed from a disinterested third party to pay the exercise price), and (3) the shareholder's tax liability and transaction costs (such as brokerage fees) arising out of sale of the Convergent stock, if any.

7. The Founders' obligations under the preceding section will terminate when the Lending Bank releases the Investor Collateral without making a draw, or when the Investors are reimbursed for their collateral by the Company. However, at any time that the Lending Bank has drawn on the Investor Collateral and the Company has failed to reimburse the Investors within 60 days after receiving notice, any Founder may offer any Convergent stock received upon exercise of warrants received from the Company to the Investors for a price equal to the Cost of Exercise. To the extent the offer is accepted within 30 days, the Founder will sell the stock pro rata to the accepting Investors. To the extent the offer is not accepted within 30 days, the Founder's obligations under the preceding section (as to the stock offered and not accepted) will terminate.

8.   Upon closing of the NAI transaction, each Senior Promissory
     Note issued in connection with the Bridge Loan Agreement will be amended by revising the second paragraph to read as follows:

          The principal indebtedness evidenced by this Note shall bear interest at the rate that yields a total amount of interest earned as of the maturity date of $11,438.53. Principal and interest shall be due and payable in full 30 days after the date on which 100 credit unions (or other entities associated with the credit union industry that provide equivalent economics) have subscribed and connected to the Company's secure network (or equivalent Company service).

9. The Bridge Put Agreement, as amended by this section, will apply to the shares of NAI Class B common stock received by each Bridge Lender following the NAI transaction. Upon closing of the NAI transaction, section 2(a) of the Bridge Put Agreement will be amended by deleting the words "January 1, 1999" and substituting the following:

          the date that is 30 days after the date on which 100 credit unions (or other entities associated with the credit union industry that provide equivalent economics) have subscribed and connected to the Company's secure network (or equivalent Company service)

10.  Each Bridge Lender grants to the Company an option
     (the "Call") to purchase from the Bridge Lender all or part of the shares of NAI Class B common stock received by such Bridge Lender following the NAI transactions at a price of $7.00 per share. The Call will be exercisable at any time after closing of the NAI transaction and prior to the end of the Exercise Period (as defined in the Bridge Put Agreement, as amended). All other terms that apply to the Put under the Bridge Put Agreement will also apply to the Call.

11. Each Investor will execute and deliver to the Company whatever documents are necessary or appropriate in connection with
     (a) consummation of the NAI transaction, and (b) distribution of the Convergent Communications Inc. warrants that the Company intends to distribute to its shareholders following the transaction. Without limiting the foregoing, each Investor will execute and deliver to the Company whatever documents are necessary or appropriate in connection with extension of the maturity date of the Credit Facility to the same maturity date provided for the Senior Promissory Notes under section 3 above.

12. If negotiations concerning the NAI transaction are terminated without closing the NAI transaction or a substantially similar transaction, this agreement will terminate.

13. All notices under this agreement will be in writing and deemed given upon receipt, by (1) personal delivery, (2) receipted courier service or (3) certified or registered mail, return receipt requested, addressed to the principal office of the Company (if to the Company), or to the address shown on the attached schedules. Refusal to accept delivery will be deemed receipt.

14. This agreement will be governed by the laws of the State of Delaware. This agreement will be binding upon the personal representatives, successors and assigns of the parties hereto, but will not be assignable without the prior written consent of the non-assigning parties, except that the Company may assign its rights and obligations under this agreement to NAI without consent. This agreement constitutes the entire agreement between the parties and may not be waived or modified except in writing. This agreement may be executed in any number of counterparts, each of which will be an original and all of which together will be one instrument. The headings used in this agreement are for convenience only and will not affect the interpretation hereof.

     IN WITNESS WHEREOF, the parties have executed this Termination and Modification Agreement as of the date first set forth above.


CAVION TECHNOLOGIES, INC.     BRITISH FAR EAST HOLDINGS LTD.


By:/s/Craig E. Lassen         By:/s/Arthur Lipper
   Craig E. Lassen, CEO          Arthur Lipper III, Chairman

                              WILLIAM M. B. BERGER LIVING TRUST


/s/Craig E. Lassen            By:/s/William M.B. Berger
Craig E. Lassen                  William M. B. Berger, Trustee


/s/Herman D. Axelrod          /s/Martin Cooper
Herman D. Axelrod             Martin Cooper



                              FAIRWAY REALTY ASSOCIATES


---------------------------   By:/s/Robert Ingenito
Kirk W. Dennis                  Robert Ingenito, General Partner


/s/David J. Selina            By:/s/John DiNozzi
David J. Selina                  John DiNozzi, General Partner

                               AMENDMENT TO
                  TERMINATION AND MODIFICATION AGREEMENT


     This Amendment to Termination and Modification Agreement is made as of January 15, 1999 between Cavion Technologies, Inc., a Colorado corporation (the "Company"), the investors listed on the SCHEDULE OF INVESTORS attached hereto (the "Investors"), the founding shareholders listed on the SCHEDULE OF FOUNDERS attached hereto (the "Founders"), and David J. Selina ("Selina").

     The parties entered into a Termination and Modification Agreement as of September 28, 1998 (the "Modification Agreement"), which contemplated certain changes to the Investment Agreement, the Bridge Loan Agreement and related documents (as described in the Modification Agreement). The Modification Agreement called for the signature of Kirk W. Dennis ("Dennis"), who was one of the original parties to the Share Escrow Agreement. Dennis has refused to execute the Modification Agreement. The parties have agreed that the Modification Agreement will remain effective, subject to the terms contained in this agreement.

     In consideration of the foregoing and the NAI transaction, it is agreed as follows:

     1. Upon closing of the NAI transaction, if Dennis has not executed the Modification Agreement and the Amendment to Share Escrow Agreement (described in the next section), the shares of NAI Class A common stock received by the Company in the NAI transaction will be held by the Company, and will not be distributed to its shareholders, until (a) the Credit Facility (as defined in the Modification Agreement) has been paid in full and the collateral provided by the Investors has been released, or the Investors have been reimbursed in accordance with the Modification Agreement, and (b) all amounts due under the Bridge Loan Agreement (as defined in the Modification Agreement), as modified by the Modification Agreement, have been paid in full.

     2. The Amendment to Share Escrow Agreement, executed in connection with the Modification Agreement, contemplates that the Share Escrow Agreement will continue to apply to an equivalent number of shares owned by the Founders (including Dennis), as shown in the SCHEDULE OF FOUNDERS attached to the Modification Agreement. This Amendment to the Share Escrow Agreement will not be implemented unless Dennis has executed the Modification Agreement and the Amendment to Share Escrow Agreement at or before the closing of the NAI transaction.

     3. The parties agree that the Modification Agreement is effective without Dennis' signature, and the Modification Agreement is amended by deleting Dennis from the definition of "Founder". If Dennis has executed the Modification Agreement at or before the closing of the NAI transaction, this section 3 will no longer be in effect.

     4. The cross-reference in section 11 of the Termination and Modification Agreement to "section 3 above" is incorrect, and should read "section 8 above". The parties acknowledge that the Termination and Modification Agreement supersedes the Termination Agreement between the Company and the Investors dated as of November 24, 1997. Except as expressly modified by this agreement, the Termination and Modification Agreement remains unmodified and effective in accordance with its terms, notwithstanding that it has not been executed by Kirk W. Dennis.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Termination and Modification Agreement as of the date first set forth above.


CAVION TECHNOLOGIES, INC.     BRITISH FAR EAST HOLDINGS LTD.


By:/s/Craig E. Lassen         By:/s/Arthur Lipper
   Craig E. Lassen, CEO          Arthur Lipper III, Chairman

                              WILLIAM M. B. BERGER LIVING TRUST


/s/Craig E. Lassen            By:/s/William M.B. Berger
Craig E. Lassen                  William M. B. Berger, Trustee


/s/Herman D. Axelrod          /s/Martin Cooper
Herman D. Axelrod             Martin Cooper



                              FAIRWAY REALTY ASSOCIATES


/s/David J. Selina            By:/s/Robert Ingenito
David J. Selina                  Robert Ingenito, General Partner


/s/David J. Selina            By:/s/John DiNozzi
David J. Selina                  John DiNozzi, General Partner